EXHIBIT 21.0


                  SUBSIDIARIES OF SECURITY BANK HOLDING COMPANY

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                                                  Jurisdiction of                              Name(s) under which
Name of Subsidiary                                 Incorporation                              Business is Conducted


Security Bank                                        Oregon                                           Security Bank
                                                                                                       Alland, Inc.
                                                                                Security Financial Insurance Agency


Lincoln Security Bank                                Oregon                                   Lincoln Security Bank


PSB Interim Bank                                     Oregon                                        PSB Interim Bank


Alland, Inc.                                         Oregon                                            Alland, Inc.
         (subsidiary of Security Bank)

Security Financial Insurance Agency         Oregon                              Security Financial Insurance Agency
         (subsidiary of Security Bank)




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